Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Registration Statements on Form S-1 Nos. 333-272872, 333-273174, 333-283872, 333-290869, 333-292206, and 333-293135, Form S-3 No. 333-279593, and Form S-8 Nos. 333-234230, 333-252228, 333-263239, 333-269258, 333-285214, 333-289795, and 333-293266 of INVO Fertility, Inc. of our report dated June 2, 2026, which includes an explanatory paragraph relating to the INVO Fertility, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements as of December 31, 2025, and for the period then ended, which appear in this 10-K.

/s/ WithumSmith+Brown, PC

Irvine, CA
June 2, 2026